SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                AMENDMENT NO.      )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement            |_| Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))

                  |X| Definitive Proxy Statement
                  |X| Definitive Additional Materials
                  |_| Soliciting Material Under Rule14a-12

                            BIG FOOT FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box)

                |X| No fee required.
                |_| Fee computed on table below per Exchange Act Rules 14a-6(i)
                    (1) and 0-11.

                 (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
                 (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

                 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):


--------------------------------------------------------------------------------
                 (4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
                 (5)  Total fee paid:


--------------------------------------------------------------------------------
                |_| Fee paid previously with preliminary materials.


--------------------------------------------------------------------------------
                |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)    Amount Previously Paid:


--------------------------------------------------------------------------------
                2)    Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
                3)    Filing Party:


--------------------------------------------------------------------------------
                4)    Date Filed:


--------------------------------------------------------------------------------

                    [Letterhead of Big Foot Financial Corp.]








                                    September 13, 2000


Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Big Foot Financial Corp. (the "Company"), the holding company for Fairfield Savings Bank, F.S.B. (the "Bank"), Long Grove, Illinois, which will be held on October 24, 2000 at the Holiday Inn Mundelein, located at 510 East Route 83, Mundelein, Illinois 60060 at 2:00 p.m., Central Daylight Time.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of the Company and the Bank, and you will have an opportunity to ask questions. We also expect representatives of the accounting firm of KPMG LLP to be present at the Annual Meeting to respond to questions.

         Your Board of Directors unanimously recommends that you vote "FOR" the director nominees named in the proxy statement and "FOR" the ratification of the appointment of the independent public accountants. Your Board of Directors unanimously recommends that you vote "AGAINST" the shareholder proposal described in the proxy statement, if it is properly presented at the Annual Meeting.

         Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU CANNOT ATTEND.

          IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE ANNUAL MEETING. EXAMPLES OF SUCH DOCUMENTATION INCLUDE A BROKER'S STATEMENT, LETTER OR OTHER DOCUMENT CONFIRMING YOUR OWNERSHIP OF SHARES OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE.

         On behalf of the Board of Directors and the employees of the Company and the Bank, we thank you for your continued support and appreciate your interest.


                                           Sincerely yours,



                                           /s/ Geroge M. Briody
                                           -------------------------------------
                                           George M. Briody
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            BIG FOOT FINANCIAL CORP.
                          OLD MCHENRY ROAD AND ROUTE 83
                           LONG GROVE, ILLINOIS 60047
                                 (847) 634-2100

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                          DATE:  TUESDAY, OCTOBER 24, 2000
                          TIME:  2:00 P.M., CENTRAL DAYLIGHT TIME
                          PLACE: HOLIDAY INN MUNDELEIN
                                 510 EAST ROUTE 83
                                 MUNDELEIN, ILLINOIS 60060


At our 2000 Annual Meeting, we will ask you to:

o Elect three candidates to serve as directors for a three-year term expiring at the 2003 annual meeting;

o Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending June 30, 2001;

o        Vote on a shareholder proposal, if properly presented at the Annual
         Meeting; and

o        Transact any other business as may properly come before the Annual
         Meeting.

         You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on August 31, 2000, the record date.

                                             By Order of the Board of Directors,


                                             /s/ Barbara J. Urban
                                             --------------------
                                             Barbara J. Urban
                                             SECRETARY

Long Grove, Illinois
September 13, 2000


================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
================================================================================

                PROXY STATEMENT FOR THE BIG FOOT FINANCIAL CORP.
                       2000 ANNUAL MEETING OF SHAREHOLDERS

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY WE SENT YOU THIS PROXY STATEMENT

         We have sent to the shareholders of Big Foot Financial Corp. (the "Company") this Proxy Statement and enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

         We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about September 13, 2000 to all shareholders entitled to vote. If you owned shares of the Company's common stock at the close of business on August 31, 2000, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,736,668 shares of common stock issued and outstanding.

QUORUM

           A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

VOTING RIGHTS

         You are entitled to one vote at the Annual Meeting for each share of the Company's common stock that you owned at the close of business on August 31, 2000. Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock. The number of shares you owned as of the record date is listed on the enclosed proxy card.

         You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete and sign your proxy card and send it to us in time to vote, your "proxy" (ONE OF THE INDIVIDUALS NAMED ON YOUR PROXY CARD) will vote your shares as you have directed. IF YOU SIGN THE PROXY CARD BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR PROXY WILL VOTE YOUR SHARES FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND AGAINST THE SHAREHOLDER PROPOSAL AS DESCRIBED IN THIS PROXY STATEMENT.

         If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

VOTE REQUIRED


PROPOSAL 1:                               The three nominees for director who
o  Election of Three Directors            receive the most votes will be
                                          elected. So, if you do not vote for a
                                          nominee, or you indicate "withhold
                                          authority" for any nominee on your
                                          proxy card, your vote will not count
                                          "for" or "against" the nominee. You
                                          may not vote your shares cumulatively
                                          for the election of the directors.

 PROPOSALS 2 AND 3:                       The affirmative vote of the holders of
o  Ratify Appointment of                  a majority of the shares present in
   Independent Public                     person or by proxy at the ANNUAL
   Accountants                            MEETING and entitled to vote on the
o  Vote on Shareholder                    proposal is required to pass these
   Proposal, if properly                  PROPOSALS.  So, if you "abstain" from
   presented at the Annual                voting, it will have the same effect
   Meeting.                               as if you voted "against" these
                                          proposals.

EFFECT OF BROKER NON-VOTES

         If your broker holds shares that you own in "street name," the broker may vote your shares on Proposals 1 and 2 listed above even if the broker does not receive instructions from you. Your broker may vote your shares on Proposal 3 only if you provide instructions on how to vote. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors, the ratification of the appointment of our independent public accountants or the shareholder proposal.

CONFIDENTIAL VOTING POLICY

         The Company maintains a policy of keeping shareholder votes confidential. The Company only lets its Inspector of Election, LaSalle Bank, examine the voting materials. LaSalle Bank will not disclose your vote to management unless it is necessary to meet legal requirements. LaSalle Bank will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

         o Filing with the Secretary of the Company a letter revoking the proxy;

         o     Submitting another signed proxy with a later date; or

         o Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to voting.

         IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company's common stock as of the record date.

SOLICITATION OF PROXIES

         The Company will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

         o        mail;
         o        telephone; and
         o        other forms of communication.

         We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. In addition, we have hired Morrow & Co. to assist in the solicitation of proxies for a fee of $3,500, plus reimbursement of expenses.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

         If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2000, which we will file with the Securities and Exchange Commission ("SEC"), by September 28, 2000, we will send you one (without exhibits) free of charge. Please write to:

         Timothy L. McCue
         Senior Vice President and Chief Financial Officer
         Big Foot Financial Corp.
         1190 RFD
         Long Grove, Illinois 60047-7304

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF THE COMPANY

         The following table shows certain information for persons who we know "beneficially owned" 5% or more of our common stock as of July 31, 2000. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after July 31, 2000. We obtained the information provided in the following table from filings with the SEC and with the Company.


                                                                                                         PERCENT OF
                                                                                AMOUNT AND                 COMMON
                                       NAME AND ADDRESS OF                      NATURE OF                   STOCK
     TITLE OF CLASS                     BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP        OUTSTANDING(1)
------------------------  --------------------------------------------  --------------------------  --------------------
Common Stock, par         Big Foot Financial Corp. Employee                     199,254(2)                 11.5%
value $.01 per share      Stock Ownership Plan ("ESOP") Trust
                          Old McHenry Road and Route 83
                          Long Grove, Illinois 60047

Common Stock, par         George M. Briody, President and Chief                 91,176(3)                   5.2%
value $.01 per share      Executive Officer
                          Big Foot Financial Corp.
                          Old McHenry Road and Route 83
                          Long Grove, Illinois 60047

--------------
(1) The total number of shares of common stock outstanding on July 31, 2000 was 1,736,668.

(2) A Plan Administrator, who is an employee of the Company appointed by the Board of Directors, administers the ESOP. The ESOP's assets are held in a trust (the "ESOP Trust"), for which First Bankers Trust Company, N.A. serves as trustee (the "Trustee"). Under the terms of the ESOP, the Trustee votes the shares held by the ESOP Trust based upon directions received from the participants in the ESOP. As of July 31, 2000, 68,591 shares had been allocated to current participants, and 130,663 shares were unallocated. Under the terms of the ESOP, each participant may direct the voting of the shares allocated to such participant. The remaining unallocated shares are voted in the same manner and proportion as the shares allocated, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(3) See footnotes (4) - (7) under "Security Ownership of Management." The amount beneficially owned above excludes 1,255 shares held by Mr. Briody's spouse of which he disclaims beneficial ownership.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the number of shares of our common stock beneficially owned by each director and named executive officer identified in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers of the Company as a group, as of July 31, 2000.
Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock owned by such person or group.


                                                                              AMOUNT AND                PERCENT OF
                                                                               NATURE OF                  COMMON
                                                                              BENEFICIAL                   STOCK
NAME                                            TITLE (1)                    OWNERSHIP(2)              OUTSTANDING(3)
----                                            ---------                    ------------              --------------
George M. Briody                    President and Director                   92,431 (4)(5)(6)(7)           5.2%

F. Gregory Opelka                   Executive Vice President and             69,275 (5)(6)(7)(8)           3.9%
                                    Director

Eugene W. Pilawski                  Director                                 30,700 (5)(7)(9)              1.8%

Stephen E. Nelson                   Director                                 9,753 (5)(7)                  *

Joseph J. Nimrod                    Director                                 47,100 (5)(7)(10)             2.7%

Walter E. Powers, M.D.              Director                                 20,113 (5)(7)(11)             1.2%

Timothy L. McCue                    Senior Vice President and                55,903 (5)(6)(7)(12)          3.2%
                                    Chief Financial Officer

All directors and executive                                                  554,393 (5)(6)(7)(13)         29.5%
officers as a group
(10 persons)

--------------
*        Less than 1.0% of outstanding common stock.

(1)      Titles are for both the Company and the Bank.

(2) See "Principal Shareholders of the Company" for the definition of "beneficial ownership."

(3) Percentages with respect to each person or group of persons have been calculated on the basis of 1,736,668 shares of common stock, the total number of shares of common stock outstanding as of July 31, 2000, plus the number of shares of common stock which such person or group has the right to acquire within 60 days after July 31, 2000, by the exercise of stock options.

(4) Includes 7,702 shares held in the Fairfield Savings Bank Profit Sharing and Savings Plan ("401(k) Plan") and 1,255 held by Mr. Briody's spouse. Mr. Briody disclaims beneficial ownership of the 1,255 shares held by his spouse.

(5) Includes unvested restricted stock awards of 2,010 shares of common stock made to each of Messrs. Nelson, Pilawski, Nimrod and Powers under the Big Foot Financial Corp. 1997 Recognition and Retention Plan (the "RRP"). Also includes unvested restricted stock awards of 9,618, 7,868 and 7,868 shares of common stock made to Messrs. Briody, Opelka and McCue, respectively, under the RRP. Each recipient of an RRP restricted share award has sole voting power but no investment power over the shares of common stock covered by the award.

(6) The figures shown above include shares held in trust pursuant to the ESOP that have been allocated to individual accounts as follows: Mr. Briody, 7,199 shares; Mr. Opelka, 4,758 shares; Mr. McCue, 4,347 shares; and executive officers as a group, 24,785 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, over such shares.

(7) Includes 6,030 shares of common stock that may be acquired by each of Messrs. Pilawski, Nimrod and Powers, and 2,848 shares of common stock that may be acquired by Mr. Nelson, pursuant to vested options granted to


                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
         each outside director under the Big Foot Financial Corp. 1997 Stock Option Plan (the "Stock Option Plan"). The figures above also include 33,168, 22,615, and 22,614 shares of common stock that may be acquired by Messrs. Briody, Opelka and McCue, respectively, under the Stock Option Plan.

(8) Includes 6,000 shares held by Mr. Opelka's spouse and 5,167 shares held by his son. Mr. Opelka disclaims beneficial ownership of the shares held by his spouse and his son.

(9) Includes 5,650 shares held by Mr. Pilawski's spouse of which Mr. Pilawski disclaims beneficial ownership.

(10) Includes 12,970 shares held by a corporation of which Mr. Nimrod is a controlling shareholder and 4,150 shares held by his spouse. Mr. Nimrod disclaims beneficial ownership of the 4,150 shares held by his spouse.

(11) Includes 2,899 shares held by Dr. Powers' spouse of which Dr. Powers disclaims beneficial ownership.

(12) Includes 14,579 shares held in the 401(k) Plan and 3,770 shares held by Mr. McCue's spouse. Mr. McCue disclaims beneficial ownership of the shares held by his spouse.

(13) The amount of shares for all directors and executive officers as a group includes 130,663 shares held by the ESOP Trust, over which certain directors and executive officers may be deemed to have shared investment power, that have not yet been allocated to the individual accounts of the participants as of July 31, 2000. The individual participants in the ESOP have shared voting power with the ESOP Trustee. The amount of shares for all directors and executive officers as a group also includes 56,845 shares held by the RRP trust, over which certain executive officers may be deemed to have shared voting power.

                             DISCUSSION OF PROPOSALS

         --------------------------------------------------------------


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         --------------------------------------------------------------


GENERAL

         The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes with respect to term of office, with each class being as nearly equal in number as possible with the terms of one class expiring at each annual meeting. At each annual meeting of shareholders, the successors to the class of directors whose term expires are elected by the shareholders to serve for a term of three years. The Company's Board of Directors currently consists of six members. Each of our directors also serves as a director of the Bank.

         If you elect Messrs. George M. Briody, Joseph J. Nimrod and F. Gregory Opelka, each will hold office until the Annual Meeting in 2003, or until his successor has been duly elected and qualified. Messrs. Briody, Nimrod and Opelka have consented to being named in this proxy statement and to serve if elected. We know of no reason why any of the nominees may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any nominee is unable or unwilling to stand for election, the Board will nominate an alternate or reduce the size of the Board of Directors to eliminate the vacancy. The Board must notify the Secretary of the Company in writing of the alternate proposed nominee no fewer than five (5) days prior to the date of the Annual Meeting.


================================================================================
              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
           "FOR" EACH OF THE THREE NOMINEES FOR ELECTION AS DIRECTORS.
================================================================================

INFORMATION AS TO THE NOMINEES AND CONTINUING DIRECTORS


                                                       POSITIONS HELD WITH             DIRECTOR              TERM
NOMINEES                              AGE(1)               THE COMPANY                 SINCE(2)            EXPIRES
--------                              ------      -----------------------------       ----------           -------
George M. Briody..................      73       President, Chairman and                 1951                2003
                                                 Director

Joseph J. Nimrod..................      71       Director                                1978                2003

F. Gregory Opelka.................      72       Executive Vice                          1972                2003
                                                 President, Director

CONTINUING DIRECTORS
--------------------
Eugene W. Pilawski................      77       Director                                1990                2001

Walter E. Powers, M.D.............      72       Director                                1977                2001

Stephen E. Nelson.................      31       Director                                1999                2002

--------------
(1)      At June 30, 2000.


(2)      Includes terms as a director of Fairfield Savings Bank, F.S.B.

         The principal occupation and business experience of the nominees for election as director and each Continuing Director is set forth below. Positions held by a director or executive officer have been held for at least the past five years unless stated otherwise.

NOMINEES FOR ELECTION AS DIRECTORS

         GEORGE M. BRIODY serves as the President and a director of the Bank and the Company. Mr. Briody has been involved in the financial institutions industry for more than 50 years and has served as President of the Bank since 1966 and as a director since 1951. He also has served as a director of the Chicago Area Council, the Illinois Savings and Loan League, the FHLB of Chicago, the U.S. League of Savings Institutions, Inc. and Electronic Funds Transfer Corporations I and II. Mr. Briody is currently a member of the Central Savings and Loan Group. He is also a member of the Illinois and Chicago Bar Associations. He is a past president of the Central Savings and Loan Group and the Illinois Savings and Loan League. Mr. Briody and Mr. Opelka are brothers-in-law.

         JOSEPH J. NIMROD serves as a director of the Bank and the Company and has been a director of the Bank since 1978. Mr. Nimrod is the owner of Joseph Nimrod Decorating Inc., a painting and paperhanging business. He also served as a former officer and a director of the Painters and Decorators Contractors Association and is Chairman of the Washburn Apprentice School of Painting. Mr. Nimrod also serves as a trustee of the Painting Industry Fund and is a general partner in Nimrod Limited Real Estate Partnership.

         F. GREGORY OPELKA serves as the Executive Vice President and as a director of the Bank and the Company. Mr. Opelka joined the Bank in 1954 and has served as a director since 1972. He is a member of the Appraisal Institute and holds Member, Senior Real Estate Analyst, and Senior Residential Appraiser designations and is a State certified general real estate appraiser in Illinois. Mr. Opelka authored the monthly Appraisal Report column in the America's Community Banker (Savings and Loan News) for over thirty years, 1960-1992; he also served as the appraisal consultant for the United States League of Savings Institutions. He is a past international president of the Society of Real Estate Appraisers, charter chairman of the Market Data Center -- Chicagoland and past director and chairman of the national Market Data Center, past director of the Illinois Chapter of the American Institute of Real Estate Appraisers, and past chairman of the Appraisal Division of the Chicago Real Estate Board; he has taught many appraisal courses throughout the United States and Canada for these organizations. Currently, Mr. Opelka serves on the General Advisory Board of the College of Lake Country. Mr. Opelka and Mr. Briody are brothers-in-law.

CONTINUING DIRECTORS

         EUGENE W. PILAWSKI joined the Bank in 1949 and has served as a director of the Bank since 1990. Now retired, he had served as Senior Vice President of the Bank from 1987 to 1992. Mr. Pilawski has also served as Vice President and Senior Loan Officer of the Bank. Mr. Pilawski is a member of the Chicago Bar Association. Mr. Pilawski and Dr. Powers are brothers.

         WALTER E. POWERS, M.D. serves as a director of the Bank and the Company and has served as a director of the Bank since 1977. Dr. Powers, now retired, was a radiologist-flight surgeon for United Airlines, Inc. from 1973 to 1985. He is a member of the American Medical Association, Illinois State Medical Society, Chicago Medical Society, American College of Radiology, Radiology Society of North America and Illinois Radiology Society. Dr. Powers and Mr. Pilawski are brothers.

         STEPHEN E. NELSON has served as a director of the Bank and the Company since February, 1999. Mr. Nelson has been employed by the investment firm of Hovde Financial, Inc. for the past six years. Mr. Nelson is a Senior Vice President and Partner and specializes in advising Midwestern financial institutions on their respective strategic and financial needs. In this capacity, he is actively involved in structuring and negotiating mergers and acquisitions on their behalf, advising on branch acquisitions and divestitures and recommending capital raising alternatives to tailor specific strategic and financial needs. Mr. Nelson, as an employee of Hovde Financial, Inc., was also involved in our conversion to stock form in December, 1996.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE BANK

         The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in our day-to-day operations, which is overseen by our executive officers and management. Our directors attend regular meetings of the Board which are generally held on a monthly basis. Our directors also discuss matters relating to the business of the Company and the Bank with the President and Chief Executive Officer, other key executives, and our principal external advisers (legal counsel, independent public accountants, financial advisors and other consultants).

         The Board of Directors held 12 regular meetings during the fiscal year ended June 30, 2000. Each incumbent director attended at least 75% of the meetings of the Board of Directors and meetings of the committees on which that particular director served during this period.

         The Company and the Bank have established the following committees of each of their respective Boards of Directors:

AUDIT                            The Audit Committee's primary duties and
COMMITTEE                        responsibilities are to:

                                 o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;
                                 o        Monitor compliance with legal and
                                          regulatory requirements;
                                 o        Monitor the independence and
                                          performance of the Company's
                                          independent public accountants and
                                          internal staff; and
                                 o        Provide an avenue of communication
                                          among the independent public
                                          accountants, management, the internal
                                          auditing staff and the Board of
                                          Directors.

                                 Directors Nimrod and Powers serve as members of the committee.

                                 The Audit Committee met once in the 2000 fiscal year.

MANAGEMENT                       The committee reviews and makes recommendations
SALARY                           to their respective Board of Directors
COMPENSATION                     regarding the compensation of executive
COMMITTEE                        officers of the Company and the Bank.

                                 Directors Powers, Pilawski and Nimrod serve as members of the committee.

                                 The Compensation Committee met once in the 2000 fiscal year.

EXECUTIVE OFFICERS

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.


NAME                         POSITION HELD WITH THE COMPANY AND THE BANK
----                         -------------------------------------------
George M. Briody             President and Chief Executive Officer
F. Gregory Opelka            Executive Vice President
Timothy L. McCue             Senior Vice President, Chief Financial Officer
Robert Jones                 Vice President, Chief Savings Officer
Michael Cahill               Vice President, Controller
Jerome A. Maher              Vice President, Chief Lending Officer

         The Board of Directors elects the executive officers of the Company annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company and the Bank have entered into Employment Agreements with its executive officers which set forth the terms of their employment. See "--Employment Agreements."

         Biographical information of executive officers who are not directors is set forth below.

         TIMOTHY L. MCCUE, age 55, has served as the Bank's Senior Vice President, Chief Financial Officer since July 1999 and as Vice President, Chief Financial Officer since December 1984. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. McCue is the Chairman for the Financial Managers Society and a member of the Financial Committee for the Village of

Hawthorn Woods. He has also served as Treasurer and Director for the Lawyers' Committee for Better Housing.

         ROBERT JONES, age 57, has served as the Bank's Vice President, Chief Savings Officer since April 1987.

         MICHAEL CAHILL, age 46, has served as Vice President, Controller of the Bank since 1986.

         JEROME A. MAHER, age 65, joined the Bank in June, 1996 and has served as Vice President, Chief Lending Officer since February, 1997. Mr. Maher served as Vice President and director of Covenant Mortgage Corporation from March 1994 to June 1996 and as a Senior Vice President of Hanover Capital Mortgage Corporation from July 1993 to February 1994. Prior to that, Mr. Maher was an Executive Vice President and director of Labe Federal Savings and Loan Association.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

MANAGEMENT SALARY COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THE FOLLOWING REPORT OF THE COMPANY'S MANAGEMENT SALARY COMPENSATION COMMITTEE IS PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. PURSUANT TO SUCH RULES AND REGULATIONS, THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIAL," FILED WITH THE SEC, SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

         Big Foot Financial, Corp. was formed in 1996 for the purpose of becoming the holding company for Fairfield Savings Bank, F.S.B. in a stock conversion that took effect in December 1996. For the fiscal year ended June 30, 2000, substantially all of the business of the Company was conducted through the Bank. During such fiscal year, the Company's Chief Executive Officer and other executive officers served as the Chief Executive Officer and executive officers, respectively, of the Bank and performed substantially all of their services in connection with the management and operation of the Bank. As a result, substantially all compensation of the Chief Executive Officer and all other executive officers for such period was paid by the Bank and determined by the Board of Directors of the Bank on the recommendation of its Management Salary Compensation Committee (the "Bank Management Salary Compensation Committee"). The Board of Directors of the Bank accepted without modification all of the Bank Management Salary Compensation Committee's recommendations on executive compensation for the fiscal year ended June 30, 2000. The composition of the Bank Management Salary Compensation Committee is the same as that of the Company's Management Salary Compensation Committee.

         It is the Company's policy to cause its executive officers to be compensated, either directly or through its affiliates, using a combination of cash compensation (consisting of base salary and discretionary cash bonuses) and fringe and stock benefit plans. These elements are intended to provide an overall compensation package that is commensurate with the Company's financial resources, that is appropriate to assure the retention of experienced management personnel and align their financial interests with those of the Company's shareholders, and that is responsive to the immediate and long-term needs of executive officers and their families. The compensation practices of other savings and community banks in the geographic area are considered, using information obtained through trade groups and commercial salary surveys, in establishing the overall level of compensation and the components of the compensation package; although salaries are not determined by formula, it has been a general goal to set salaries at levels designed to achieve a ranking at or around the average for thrift institutions of similar asset size operating in urban areas in the Midwest.

         For the fiscal year ended June 30, 2000, base salaries of all executive officers were set at levels determined, in the subjective judgment of the Bank Management Salary Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities and to enable them to maintain appropriate standards of living within their communities. Annual salary rates were, on average, increased approximately 2.9% over the prior year's salary rates. Fringe benefit plans, consisting of a pension plan, a profit sharing 401(k) plan providing for employer matching contributions and group insurance coverage, are designed to provide for the health and welfare of the executives and their families as well as for their long-term financial needs. In addition, the Company maintains an ESOP, and all executive officers participated in this program for the fiscal year ended June 30, 2000 and received allocations of Common Stock for this past fiscal year. Each executive officer has an individual account within the ESOP Trust which is invested in shares of Common Stock with the result that a portion of each executive officer's long-term retirement savings is tied to the performance of the Bank and the Company.

         The determination of the Chief Executive Officer's compensation for the fiscal year ended June 30, 2000 was based on the same general principles applied to other executive officers and resulted in a $4,200 increase in base salary.

         The Bank Management Salary Compensation Committee recognizes that successfully managing and operating a public company entails additional ongoing duties and responsibilities for each executive officer.
However, no additional cash compensation has been awarded on this basis. It is the Bank Management Salary Compensation Committee's current judgment that compensation for such duties should take the form of stock-based compensation under the Company's stock benefit plans which encourage and reward performance that enhances shareholder value. In this connection, the Company, with the approval of shareholders, implemented its 1997 Stock Option Plan on June 24, 1997 and its 1997 Recognition and Retention Plan on December 22, 1997. These important stock-based incentive compensation plans assist the Bank and the Company in attracting and retaining senior executive personnel of outstanding caliber who will contribute to the Company's success.


                                                MANAGEMENT SALARY
                                                COMPENSATION COMMITTEE OF BIG
                                                FOOT  FINANCIAL CORP.

                                                JOSEPH J. NIMROD, CHAIRMAN
                                                EUGENE W. PILAWSKI, MEMBER
                                                WALTER E. POWERS, MEMBER



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 2000, the Management Salary Compensation Committee consisted of Messrs. Powers, Pilawski and Nimrod. During the 2000 fiscal year there were no interlocks, as defined under the rules and regulations of the SEC, between members of the Management Salary Compensation Committee or executive officers of the Company and corporations with respect to which such persons are affiliated, or otherwise.

PERFORMANCE GRAPH

         The following graph compares the Company's total cumulative shareholder return from December 20, 1996, the date following the Company's initial public offering, to June 30, 2000, to the total return for the Nasdaq Stock Market (U.S.) and the total return for the Nasdaq Bank Index.








                           [Stock Performance Graph]



























-------------------------------------------------------------------------------------------------------------------
                                           12/20/96        6/30/97         6/30/98         6/30/99        6/30/2000
                                           --------        -------         -------         -------        ---------
Big Foot Financial Corp................     $ 100          $ 161           $ 180           $ 153           $ 112
Nasdaq Stock Market (U.S.).............       100            112             148             212             314
Nasdaq Bank Index......................       100            126             174             172             141

                                       *Assumes $100 invested on December 20,
                                        1996. Assumes dividends reinvested.
-------------------------------------------------------------------------------------------------------------------

THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH ABOVE.

DIRECTORS' COMPENSATION

          FEE ARRANGEMENTS. Currently, each director of the Bank receives a monthly fee of $1,100. The total amount of fees paid to the directors by the Bank for the fiscal year ended June 30, 2000 was approximately $79,200. No additional fees are paid for attendance at board committee meetings, and directors of both the Company and the Bank are not separately compensated for their services on the Board of the Company. Directors have also been granted stock options under the Company's Stock Option Plan and restricted stock awards under the Company's RRP. For descriptions of these plans and awards granted under such plans, see "--Benefits -- Stock Option Plan" and "-- Benefits -- Recognition and Retention Plan."

EXECUTIVE COMPENSATION

          COMPENSATION DECISIONS. The Bank pays substantially all of the compensation of the executive officers of the Bank and the Company. The Bank's Board of Directors makes decisions regarding executive compensation based on recommendations of the Bank Management Salary Compensation Committee.

          CASH COMPENSATION. The following table sets forth the compensation paid by the Bank for services rendered in all capacities during the fiscal year ended June 30, 2000, to the Chief Executive Officer and all executive officers of the Company who received compensation in excess of $100,000 (the "Named Executive Officers").

                                            SUMMARY COMPENSATION TABLE


                                                                                        LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION(1)                     AWARDS           PAYOUTS
                                            ----------------------                     ------           -------
                                                                  OTHER        RESTRICTED
                                                                 ANNUAL           STOCK                  LTIP         ALL OTHER
   NAME AND PRINCIPAL                                         COMPENSATION       AWARDS     OPTIONS    PAYOUTS       COMPENSATION
        POSITIONS          YEAR     SALARY          BONUS(2)       ($)             (3)        (#)        ($)              (4)
        ---------          ----     ------          --------       ---             ---        ---        ---              ---
George M. Briody,
   President.............  2000   $160,300          $22,145       --               --          --        --            $23,473
                           1999   $156,100          $15,990       --               --          --        --            $31,048
                           1998   $167,340          $15,548       --            $370,274       --        --            $39,557

F. Gregory Opelka,
   Executive
   Vice President........  2000   $115,110          $15,495       --               --          --        --            $16,342
                           1999   $112,200          $10,400       --               --          --        --            $21,555
                           1998   $111,745          $10,095       --            $302,899       --        --            $25,101

Timothy L McCue, Senior
   Vice President and
   Chief Financial
   Officer...............  2000   $109,551          $14,678       --               --          --        --            $15,450
                           1999   $106,800          $ 9,200       --               --          --        --            $20,394
                           1998   $ 99,784          $ 8,941       --            $302,899                 --            $21,789

--------------
(1) Under Annual Compensation, the column titled "Salary" includes base salary, director's and/or management fees and payroll deductions for health insurance under the Bank's health insurance plan for the fiscal years ended June 30, 2000, 1999 and 1998.

(2) Fiscal year 2000 bonus increase is attributable to discontinuation of a deferred compensation program. Three payments of 5% of salary to employees occurred in this fiscal year, when normally there were only two such distributions. Effective July, 2000, no further lump sum payments will be made; employees will receive these amounts as regular salary.

(3) Pursuant to the RRP, Mr. Briody, Mr Opelka and Mr. McCue were awarded 19,235, 15,735 and 15,735 shares of restricted stock, respectively as of December 22, 1997, which vest at a rate of 10% on June 30, 1998;

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

         20% on June 30, 1999, 2000, 2001 and 2002; and 10% on January 1, 2003.
         Dividends attributable to such shares are held in the trust fund of the RRP and are distributed as soon as it is administratively feasible. The dollar amounts shown in the table for 1998 are based on the fair market value of a share of common stock on December 22, 1997, which was $19.25, multiplied by the total shares granted to the named executive officer. The aggregate fair market value of the unvested restricted stock awards made to Messrs. Briody, Opelka and McCue were $106,399, $87,040 and $87,040, respectively, on June 30, 2000, based on a closing price of $11.0625 per share. In the case of death, disability, retirement while in service and after attaining normal retirement age under any applicable tax-qualified retirement plan or prior to the effective date of any change in control of the Company, all restricted stock awards become immediately vested.

(4) Includes (a) employer contributions to the 401(k) Plan for 2000, 1999 and 1998 as follows: Mr. Briody, $2,100, $1,663, and $1,685; Mr.Opelka, $1,529 , $1,485, and $1,485; and Mr. McCue, $1,445, $1,404, and $1,305;
         and (b) allocations of common stock under the ESOP (valued using a price per share of $11.0625, $15.00, and $18.00, the closing sales price for shares of common stock on The Nasdaq Stock Market on June 30, 2000, 1999 and 1998, respectively) for 2000, 1999 and 1998 as follows:
         Mr. Briody, $21,373 , $29,385, and $37,872; Mr. Opelka, $14,813,
         $20,070, and $23,616; and Mr. McCue, $14,005 , $18,990, and $20,484.

EMPLOYMENT AGREEMENTS

         The Company and the Bank entered into Employment Agreements with each of Messrs. Briody, Opelka, McCue, Jones and Cahill effective December 19, 1996, and with Mr. Maher effective October 20, 1998 (collectively, the "Senior Executives"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Senior Executives.

         The Employment Agreements provide for three-year terms. The Bank's Employment Agreements provide that, commencing on the first anniversary date and continuing on each anniversary date thereafter, the Board of Directors may, with the Senior Executive's concurrence, extend the Employment Agreements for an additional year, so that the remaining terms shall be three years, after conducting a performance evaluation of the Senior Executive. The Company's Employment Agreements provide for automatic daily extensions such that the remaining terms of the Employment Agreements shall be three years unless written notice of non-renewal is given by the Board of Directors or the Senior Executive. The Employment Agreements provide that the Senior Executive's base salary will be reviewed annually. This review will be performed by the Management Salary Compensation Committee, and the Senior Executive's base salary may be increased on the basis of such officer's job performance and the overall performance of the Bank. The Employment Agreements also provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as a company car and fees for club and organization memberships deemed appropriate by the Bank or Company and each Senior Executive. The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment Agreements.

         In the event the Bank or the Company chooses to terminate the Senior Executive's employment for reasons other than for cause, or in the event of the Senior Executive's resignation from the Bank and the Company for the reasons specified in the Employment Agreements, the Senior Executive would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining cash compensation due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining terms of the Employment Agreements and payments that would have been made under any incentive compensation plan during the remaining terms of the Employment Agreements. The Bank and the Company would also continue the Senior Executive's life, health and any disability insurance or other benefit plan coverage for specified periods. Reasons specified as grounds for resignation for purposes of the Employment Agreements are: failure to elect or re-elect the Senior Executive to such officer's offices; failure to vest in the Senior Executive the functions, duties or authority associated with such offices; any material breach of contract by the Bank or the Company which is not cured within 30 days after written notice thereof; and, following a Change of Control (as defined in the Employment Agreements), demotion, loss of title, office or significant authority or responsibility, any reduction in any element of compensation or benefits, or any adverse change of location of the principal place of employment or working conditions. In general, for purposes of the Employment Agreements and the plans maintained by the Company or the Bank, a "change of control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of the Company or the Bank, upon shareholder approval of a merger or consolidation or a change of the majority of the Board of Directors of the Company or the Bank or upon liquidation or sale of substantially all the assets of the Company or the Bank.

         Payments to the Senior Executives under the Bank's Employment Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreements are made by the Company. To the extent that payments under the Company's Employment Agreements and the Bank's Employment Agreements are duplicative, payments due under the Company's Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives are entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements.

         Cash and benefits paid to a Senior Executive under the Employment Agreements, together with payments under other benefit plans following a "change of control" of the Bank or the Company, may constitute an "excess parachute" payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Company's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "golden parachute" excise taxes.

BENEFITS

         PENSION PLAN. The Bank maintains the Fairfield Savings Bank Retirement Plan, a non-contributory, tax-qualified defined benefit pension plan (the "Pension Plan") for eligible employees. All employees with more than 1,000 hours of service per year, except leased employees, who have attained age 21 and completed one year of service are eligible to participate in the Pension Plan. The Pension Plan provides a benefit for each participant, including executive officers named in the Summary Compensation Table above. The benefit is equal to an amount (A) minus (B) where (A) is an amount equal to (i) 2% of the participant's final average compensation multiplied by the participant's projected benefit service, reduced by (ii) the participant's social security offset allowance, and such result multiplied by (iii) a fraction, the numerator of which equals the participant's benefit service and the denominator of which is the participant's projected benefit service, and (B) is the amount to which the participant is entitled under the Fairfield Savings and Loan Association Pension Plan (the predecessor of the Pension Plan). A participant's social security offset allowance shall equal 0.6% multiplied by the participant's years of projected benefit service not in excess of 35 years, multiplied by the lesser of the participant's (i) final average offset compensation or (ii) covered compensation, divided by twelve.

         Final average offset compensation is the monthly average of a participant's compensation over sixty (60) consecutive months of employment out of the participant's last 120 month period of employment during which the participant's compensation is the highest. A participant is fully vested in his or her pension after five years of service. The Pension Plan is funded by the Bank on an actuarial basis, and all assets are held in trust by the Pension Plan trustee.

         The following table illustrates the annual benefit payable upon normal retirement at age 65 in the normal form of benefit under the Pension Plan (a straight life annuity) at various levels of annual compensation (12 times final average offset compensation) and years of service under the Pension Plan. The amounts in the table are subject to a social security benefit offset allowance and further reduction by the amount to which a participant is entitled under the Fairfield Savings and Loan Association Pension Plan, a predecessor qualified plan.



                                                                YEARS OF CREDITED SERVICE
                                      -----------------------------------------------------------------------------------
        ANNUAL AVERAGE
         COMPENSATION                      15              20               25                 30                 35
         ------------                      --              --               --                 --                 --
      $    125,000                    $  37,500      $   50,000       $    62,500       $     75,000      $     87,500
           150,000                       45,000          60,000            75,000             90,000           105,000
           175,000(1)                    52,500          70,000            87,500            105,000           122,500(2)
           200,000(1)                    60,000          80,000           100,000            120,000(2)        140,000(2)

--------------
(1) For the Pension Plan year ended July 31, 2000, the annual compensation for calculating benefits may not exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions).

(2) For the Pension Plan year ended July 31, 2000, the maximum annual benefit under the Pension Plan may not exceed $160,000. The maximum annual benefit will be adjusted in subsequent years pursuant to Code provisions. The Company does not maintain a supplemental plan to make up for benefits that would be paid under the Pension Plan formula in the absence of the limitations under the Code.

         The following table sets forth the years of credited service and the final average compensation (monthly average of a participant's compensation over sixty (60) consecutive months of employment out of the participant's last 120 month period of employment during which the participant's compensation is the highest) determined as of June 30, 2000, for each of the individuals named in the Summary Compensation Table.


                                  YEARS OF CREDITED SERVICE
                                  -------------------------
                                                                           FINAL AVERAGE
                                  YEARS              MONTHS                COMPENSATION
                                  -----              ------                ------------
Mr. Briody.................         50                 0                     $149,172
Mr. Opelka.................         45                 7                       97,640
Mr. McCue..................         15                 6                       88,474

         401(K) PLAN. The Bank maintains a 401(k) Plan, which permits salaried employees with at least one year of service to make pre-tax salary deferrals under section 401(k) of the Code and after-tax contributions under section 401(a) of the Code. Salary deferrals are made by election and are limited to 15% of compensation up to $160,000 (for 2000), or to a limit imposed under the Code ($10,500 for fiscal 2000). The Bank makes matching contributions equal to 25% of the amount of pre-tax salary deferrals, up to 6% of salary.

         The 401(k) Plan permits participating employees to invest all or any part of their account balances in the Company's common stock. Common stock held by the 401(k) Plan may be newly issued or treasury shares acquired from the Company or outstanding shares purchased in the open market or in privately negotiated transactions. All common stock held by the 401(k) Plan is held by an independent trustee and allocated to the accounts of individual participants. Participants control the exercise of voting and tender rights relating to the common stock held in their accounts.

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Company has established, and the Bank has adopted for the benefit of eligible employees, an ESOP and related trust which became effective December 19, 1996. Substantially all employees of the Bank or the Company who have attained age 21 and have completed one year of service may be eligible to become participants in the ESOP. The ESOP purchased eight percent (8%) of our common stock issued in our conversion to stock form. Although contributions to the ESOP are discretionary, the Company and the Bank intend to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. This loan is for a term of 10 years, with interest at the rate of 8% per annum and level annual payments of principal plus accrued interest, designed to amortize the loan over its term. The loan also permits optional prepayments. The Company and the Bank may make additional annual contributions to the ESOP to the maximum extent deductible for federal income tax purposes.

         Shares purchased by the ESOP are initially pledged as collateral for the loan and will be held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participants' base taxable salary for the year of allocation. Benefits generally become vested at the rate of 20% per year beginning on completion of a participant's third year of service with 100% vesting after seven years of service (including past service). Participants also become immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. Forfeitures of unvested amounts will be reallocated among remaining participating employees in the same proportion as contributions.

         In connection with the establishment of the ESOP, a Plan Administrator was appointed to administer the ESOP (the "Plan Administrator"). The Plan Administrator may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

         The ESOP may purchase additional shares of common stock in the future, in the open market or otherwise, and may do so either on a leveraged basis with borrowed funds or with cash dividends, periodic employer contributions or other cash flow.

         STOCK OPTION PLAN. The Company's Board of Directors adopted the Stock Option Plan and the Company's shareholders approved it at a special meeting on June 24, 1997. The purpose of the Stock Option Plan continues to be to promote the growth of the Company, the Bank and other affiliates by linking the incentive compensation for officers, key employees and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The maximum aggregate number of shares of common stock available for issuance upon the exercise of stock options granted under the Stock Option Plan is 258,143.

         The members of the Board's Compensation Committee who are disinterested directors ("Option Committee") administer the Stock Option Plan. In general, both "incentive stock options" and non-qualified stock options to purchase the Company's common stock ("Options") may be granted to eligible officers, employees and outside directors, subject the restrictions of the Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the Options granted to officers and employees provided such grants are made in accordance with the Plan's requirements. All Options granted to outside directors are by automatic formula grant and the Option Committee has no discretion over the material terms of these grants.

         All stock options granted under the Plan generally vest in 20% increments over a five year period, beginning from the date of grant, subject to full vesting upon the optionee's death, disability, retirement or upon a change in control of the Company, as defined in the Stock Option Plan. The Company believes the use of a vesting schedule will encourage each Option recipient to remain in the service of the Company (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the Option. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

         The following table provides certain information with respect to the number of shares of common stock acquired through the exercise of, or represented by, outstanding stock options held by the Named Executive Officers on June 30, 2000.


                                                 FISCAL YEAR END OPTIONS/SAR VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXCERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                            SHARES            VALUE           OPTIONS/SARS AT FISCAL          OPTIONS/SARS AT FISCAL
                          ACQUIRED ON      REALIZED ON               YEAR-END                        YEAR-END
                           EXERCISE         EXERCISE                   (#)                              ($)
      NAME                 (#) (1)            ($)           EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE (2)
      ----                 -------            ---           -------------------------      -----------------------------
George M. Briody             --               --                  33,168/22,112                         N/A
F. Gregory Opelka            --               --                  22,615/15,078                         N/A
Timothy L. McCue             --               --                  22,614/15,077                         N/A

--------------
(1) None of the Named Executive Officers exercised options during the fiscal year ended June 30, 2000.


(2) Of the total outstanding stock options held by Mr. Briody, Mr. Opelka and Mr. McCue, all of the exercisable and unexercisable options are "out-of-the-money" options at June 30, 2000, i.e., the exercise price of the options was greater than the closing price of the Company's common stock at June 30, 2000 .

         The shares reserved for issuance upon exercise of options may be authorized and unissued shares or shares previously issued and reacquired by the Company. Any shares subject to options under the Stock Option Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall again be available to support additional grants under the Stock Option Plan.

         RECOGNITION AND RETENTION PLAN. The Board of Directors of the Company adopted the RRP and it was approved by the Company's shareholders at the 1997 Annual Meeting. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of the Company, the Bank and other affiliates. The RRP is administered by the members of the Board's Compensation Committee who are disinterested directors ("RRP Committee"). All costs and expenses of administering the RRP are paid by the Company.

         As required by the terms of the RRP, the Company has established a trust ("Trust") and has contributed to the Trust, funds sufficient to purchase up to 110,245 shares of Common stock ("Restricted Stock Awards") that may be granted under the RRP. Shares of common stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of common stock attributable to the portion of the Award that has vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his Award, whether or not the underlying shares have vested. If an individual award recipient terminates service prior to full vesting of the Restricted Stock Awards granted pursuant to the RRP, the shares subject to the award will be forfeited and returned to the Company.

         Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. All outstanding Restricted Stock Awards to eligible directors (with the exception of Mr. Nelson) and eligible employees vest and are distributable as follows: 10% at June 30, 1998, 20% at June 30, 1999, 2000, 2001, and 2002; and 10% at January 1, 2003,
subject to automatic full vesting on the date of the Award holder's death, disability or retirement while in service and after attaining age 65 or upon the effective date of a change in control of the Company. Mr. Nelson's Restricted Stock Award vests as follows: 335 shares at June 30, 1999; 804 shares at June 30, 2000, 2001 and 2002; and 402 shares at June 30, 2003.

         The Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         Under applicable federal law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor did they involve more than the normal risk of collectibility or present unfavorable features. The aggregate outstanding principal balance of such loans to directors, executive officers and their associates totaled $1,179,448 or 4.1% of the Company's shareholders' equity at June 30, 2000.

         All transactions between the Company and its executive directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and any person holding more than ten percent of the Company's common stock, file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports.

         Based solely on our review of the copies of such reports that we have received, or written representations from certain reporting persons, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

         --------------------------------------------------------------


                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         --------------------------------------------------------------


         The Board of Directors has appointed KPMG LLP as our independent public accountants for the fiscal year ending June 30, 2001, and we are asking shareholders to ratify the appointment. We expect representatives of KPMG LLP to attend the Annual Meeting and to be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify KPMG LLP's appointment.


================================================================================
         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
                   RATIFICATION OF THE APPOINTMENT OF KPMG LLP
               AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.
================================================================================


         --------------------------------------------------------------


                                   PROPOSAL 3

                              SHAREHOLDER PROPOSAL


         --------------------------------------------------------------


         The Company has been informed that Mr. Gerald A. Horwitz, intends to present a proposal at the Annual Meeting. The Board of Directors and the Company are not responsible for the contents of the proposal and supporting statement set forth below. The Board of Directors opposes this proposal for the reasons presented in the Board of Directors' Statement in Opposition and urges shareholders to vote "AGAINST" the proposal. To be approved, the proposal must receive the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on this proposal.

         Mr. Horwitz, whose address is c/o Horwitz & Associates, Inc., 630 Dundee Road, Suite 345, Northbrook, Illinois 60062, and who is a beneficial owner of 800 shares of common stock, submitted the following resolution and supporting statement:

RESOLUTION

                  RESOLVED, that the shareholders of the Company believing that the value of their investment in the Company could best be maximized through a sale or merger of the Company, hereby request that the Board of Directors promptly proceed to (i) retain a qualified investment banking firm which has not performed services for the Company in the five-year period prior to the 2000 annual meeting for the purpose of advising the Company as how to best maximize shareholder value and (ii) establishing a committee of the Board of Directors consisting of all directors, who are not current or former officers or employees of the Company or related by blood or marriage to a current or former officer or employee of the Company or who are not officers or employees of any company who has performed services for the Company in the five-year period prior to the 2000 annual meeting and all ex- officio members of committees of the Board as provided by the bylaws to consider and recommend to the full Board of Directors a strategy based upon such advice.

SHAREHOLDER SUPPORTING STATEMENT

         The Company went public in December of 1996 at $10.00 per share. In the almost four years since, Big Foot's stock has risen to $10.875 per stock (a 8.75% increase) as of May 1, 2000. During the same time frame, the value of the Dow Jones Industrial Average has risen approximately 73%, the S&P 500 has grown 97%, the NASDAQ has grown 205%, and the NASDAQ Bank Index has grown 19%. Proponent believes that the stock of the Company has under-performed its peer group and the broad market averages.

         Proponent believes that consolidation, increased size and efficiency will be the trends for the new millennium, Company shareholders should also benefit from these trends. Now is the time for management and shareholders to cash out and move on. As of the date of this proxy statement, the Company common stock trades at less than its book value. Proponent believes that buyers would pay a premium over book value for the core deposits and real estate locations of the Company. In July 1999, the Board of Directors refused to discuss at least one written expression of interest for the sale of the Company at $16.00 per share. As of September 1, 2000, the Company's stock price was $12.0625 per share. It is time to do something different. Proponent believes that the Board requires independent advice on this issue and persons employed by, related to employees or performing services who have vested interests in this issue should not be the persons on who the shareholders are relying. A No vote is a vote for the status quo. A Yes vote for the shareholder proposal is a vote to maximize value and a vote to move forward. I urge you to consider voting Yes for the proposal.

BOARD OF DIRECTORS OF BIG FOOT FINANCIAL CORP. STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

         The Board of Directors of the Company vigorously opposes the shareholder proposal for the following reasons:

         The Board of Directors recognizes as its primary duty the maximization of shareholder value. The Board of Directors believes that the alternative to increase shareholder value advocated by the above proposal would not compensate shareholders sufficiently for the value of their shares. Your Board of Directors believes that this proposal would not serve the best interests of the Company's shareholders. The Board of Directors believes that the formation of a committee to explore the initiation of a public sale or merger process, as recommended by the proponent, would be an ill-timed effort to sell the Company, given the current depressed condition of financial institution stocks in the marketplace. Your Board of Directors recommends a vote "AGAINST" the proposal for these reasons and the reasons stated below.

         1.       The Company's Program for Building Shareholder Value

         The Board of Directors and management regularly evaluate steps that may be taken to maximize shareholder value and, to assist them in this process, the Company has been periodically advised by Hovde Financial, Inc. since its initial public offering in 1996. After careful consideration and discussion, the Company has and will continue to take affirmative steps to maximize shareholder value while maintaining the financial soundness and prudent lending operations of the Company. The following are examples of actions taken to increase shareholder value.

         o In the 2000 fiscal year, the Company has instituted the payment of a quarterly $0.05 per common share dividend, for a total of $0.20 per share for the fiscal year ended June 30, 2000.

         o Your Board of Directors approved the repurchase of 866,099 common shares or 34.5% of the Company's common stock issued when the Company went public in 1996. As of June 30, 2000, the Company has repurchased 767,082 common shares. As of July 31, 1996, the Company's pro forma book value was $13.76, compared to $16.40 as of June 30, 2000, or nearly a 20% increase in book value. The Company believes that the stock repurchase programs enhance shareholder value by decreasing the number of outstanding shares of the Company's common stock and providing liquidity to shareholders.

         In addition to the above described initiatives to increase shareholder value, the Company believes that its current business plan will enhance shareholder value in the long term. Shareholders should be assured that the Company will continue to pursue all reasonable opportunities to maximize shareholder value.

         2. The Company Believes that the Proposal Will Not Increase Shareholder Value and Contains Misleading Information

         The Company believes that the proposal will not serve to increase shareholder value. The Company believes that the proponent's definition of independent director in the above proposal is too restrictive. As proposed, the resultant committee, if created, would consist of only one outside director and two ex-officio officers, the President and the Secretary. All of the directors have diverse and broad business backgrounds and the majority of the members of the Board of Directors are "independent directors" pursuant to The Nasdaq Stock Market rules. Therefore, the Company believes that the proposal is an overly restrictive limitation on director input and duplicates a role which the entire Board of Directors performs on a regular basis. Further, the Company believes that it is not good business practice to prevent a number of the Company's most experienced and independent directors from participating in such a committee.

         Further, the above proposal advocates the hiring of a qualified investment banking firm which has not performed services for the Company for the five year period prior to the annual meeting for the purpose of advising the Company as how to best maximize shareholder value. As stated above, the Company is periodically advised by Hovde Financial, Inc. as its financial advisor and believes that Hovde Financial, Inc. serves as an excellent resource for the Company. The Company selected Hovde Financial, Inc. because of its outstanding expertise in advising Midwestern financial institutions on their respective strategic and financial needs. It is also important to note that the Company has not paid any fees to Hovde Financial, Inc. since its conversion to stock form in 1996 and that any compensation paid to Hovde Financial, Inc., if any, would arise as a result of a sale or merger of the Company, the alternative advocated by the proponent. In addition, Mr. Steven Nelson, a Senior Vice President and Partner of Hovde Financial, Inc. serves on the Company's Board of Directors. Therefore, the Company believes that, at the present time, the engagement of an additional investment banker would not maximize shareholder value.

         Finally, the Company believes that the proponent's statement contains several inaccurate statements which require clarification. The proponent's statement refers to the fact that the Company received at least one expression of interest which it allegedly "refused to discuss" in July 1999. The unsolicited letter, to which the proponent refers, received by the Company in July 1999, was merely a general expression of interest, which public companies receive from time to time, and which the Board viewed as such. The Board FULLY CONSIDERED this general expression of interest and determined not to pursue it at that time. Further, and perhaps more significantly, the supporting statement does not disclose that the "expression of interest" was subsequently withdrawn. Finally, despite the proponent's suggestion that the Company received more than one written expression of interest, the Company received only one written expression of interest in July, 1999, and any inference to the contrary is false.

         3. In Your Board of Directors' Judgment, the Proposal Is Not in the Best Interests of the Company and its Shareholders.

         Your Board of Directors takes seriously its duty to act in the best interest of all shareholders in managing and supervising the affairs of the Company. Maximizing shareholder value is considered by the Board of Directors to be the central component of that duty.

          Your Board of Directors believes that adoption of the proposal could prejudice the financial interests of shareholders. Although the proposal only requests that the Board hire an independent investment banker and form a committee to explore the sale of the Company, the Company believes that even the announcement that the proposal has been adopted could adversely affect the Company's relationships with its customers and employees by creating uncertainty about its future. In that event, revenues and profits and, in turn, shareholder value could decline.

         Most importantly, your Board of Directors should retain full discretion to consider all possible strategic alternatives for the Company's future in the best interests of all shareholders. Further, the Company believes that shareholder value would not best be maximized through a sale or merger of the Company, as advocated by the proponent, particularly at a time when the equity prices for the thrift industry, as well as the entire financial industry, are depressed. The Board of Directors and management of the Company believe that the Company's stock price will improve in the long term.

         Finally, the Board believes that it can function most effectively when its strategic planning is conducted confidentially. In this way, ideas and alternatives that may enhance shareholder value can be developed and debated without the fear that they will lead to rumors or public debate that could harmfully restrict the Board's choices or disrupt the public market for the Company's common stock.

================================================================================
                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.
================================================================================

                             ADDITIONAL INFORMATION

INFORMATION ABOUT SHAREHOLDER PROPOSALS

         Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in our proxy statement for the 2001 Annual Meeting, we must receive it by May 16, 2001. SEC rules contain standards as to whether shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the rules and regulations promulgated by the SEC.

         In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

         o You must be a shareholder of record and have given timely notice in writing to the Secretary of the Company; and

         o Your notice must contain specific information required in our Bylaws.

                                             By Order of the Board of Directors,


                                             /s/ Barbara J. Urban
                                             --------------------
                                             Barbara J. Urban
                                             SECRETARY

Long Grove, Illinois
September 13, 2000

================================================================================
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
================================================================================

                                                                 REVOCABLE PROXY



                            BIG FOOT FINANCIAL CORP.
                          OLD MCHENRY ROAD AND ROUTE 83
                           LONG GROVE, ILLINOIS 60047

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               BIG FOOT FINANCIAL CORP., FOR THE ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON OCTOBER 24, 2000.

         The undersigned shareholder of Big Foot Financial Corp. hereby appoints Walter E. Powers, Steven E. Nelson and Timothy L. McCue, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Big Foot Financial Corp. held of record by the undersigned on August 31, 2000 at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m., Central Daylight Time, on October 24, 2000, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement. The undersigned hereby revokes all prior proxies.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND AGAINST THE PROPOSAL IN ITEM 3. The proxies are further authorized to vote the shares of common stock represented hereby upon any other business that may properly come before the Annual Meeting, or at any adjournment or postponement thereof, as a majority of the Board of Directors determines.

          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                            RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                                      Please mark your vote as
                                      indicated in this example.             |X|


                                      I will attend the Annual Meeting.      |_|


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED IN ITEM 1 AND A VOTE "FOR" THE PROPOSAL IN ITEM 2.

1.    Election of three (3) Directors               FOR         WITHHOLD
      for terms of three years each.           all nominees     for all
      NOMINEES: George M. Briody                (except as      nominees
                Joseph J. Nimrod                otherwise
                F. Gregory Opelka               indicated)
                                                   |_|            |_|

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:


_________________________________________


2.    Ratification of the appointment              FOR      AGAINST    ABSTAIN
      of KPMG LLP as the independent               |_|        |_|        |_|
      public accountants for the fiscal year
      ending June 30, 2001.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"AGAINST" THE PROPOSAL IN ITEM 3.

3.    Shareholder Proposal, if properly presented at the Annual Meeting.

         FOR              AGAINST             ABSTAIN
         |_|               |_|                  |_|



The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting.


_________________________________________


_________________________________________
Signature(s)


Dated: ____________________________, 2000
Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.